EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Record First Quarter 2018 Financial Results
EMERYVILLE, CALIF., May 1, 2018 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $22.4 million, or $0.34 per diluted share, and adjusted net income of $22.0 million, or $0.34 per diluted share, for its first quarter ended March 31, 2018. Adjusted net income and adjusted net income per diluted share exclude a pre-tax non-cash gain of $0.4 million related to the change in fair value of the company’s warrant liability. This compares with a net loss of $1.8 million, or ($0.03) per diluted share, and adjusted net income of $14.0 million, or $0.22 per diluted share, after adjusting for the one-time non-cash expense primarily related to the re-measurement of the company’s net deferred tax asset as a result of tax reform and the change in fair value of the warrant liability, in the prior quarter. In the first quarter of 2017, the company reported net income of $5.5 million, or $0.09 per diluted share, and adjusted net income of $5.6 million, or $0.09 per diluted share, after adjusting for the change in fair value of the warrant liability. The non-GAAP financial measures adjusted net income and adjusted net income per share are presented to increase the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" below.
Bradley Shuster, Chairman and CEO of National MI, said, "National MI delivered record first quarter financial results, including new insurance written of $6.5 billion, record net premiums earned of $54.9 million, record net income of $22.4 million, and record return-on-equity of 16.1%. We continued to build our portfolio of high-quality insurance-in-force at a rate that leads our industry. We also continued to make significant strides in customer development, activating 21 new customers in the first quarter and continuing to increase our volume with existing customers.”

•	As of March 31, 2018, the company had primary insurance-in-force of $53.4 billion, up 10% from $48.5 billion at the prior quarter end and up 54% over $34.8 billion as of March 31, 2017.

•
Net premiums earned for the quarter were $54.9 million, including $2.8 million attributable to cancellation of single premium policies, which compares with $50.1 million, including $4.2 million related to cancellations, in the prior quarter. Net premiums earned in the first quarter of 2018 were up 65% over net premiums earned of $33.2 million in the same quarter a year ago, which included $2.5 million related to cancellations.

•	NIW mix was 84% monthly premium product, which compares with 83% in the prior quarter and 81% in the first quarter of 2017.

•
During the quarter, the company completed the sale of 4.3 million shares of common stock, raising proceeds of $79.2 million, net of underwriting discounts, commissions and other direct offering expenses.

•	At quarter-end, cash and investments were $826 million, including $123 million at the holding company, and book equity was $602 million, equal to $9.18 per share.

•
At quarter-end, the company had total PMIERs available assets of $555 million, which compares with risk-based required assets under PMIERs of $522 million. Subsequent to the close of the quarter, the company contributed $70 million to National Mortgage Insurance Corporation, its primary mortgage insurance subsidiary.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change	Change
	3/31/2018	12/31/2017	3/31/2017	Q/Q	Y/Y
Primary Insurance-in-Force ($billions)	53.43	48.47	34.78	10%	54%
New Insurance Written - NIW ($billions)
Monthly premium	5.44	5.74	2.89	(5)%	88%
Single premium	1.02	1.14	0.67	(11)%	52%
Total	6.46	6.88	3.56	(6)%	82%

Premiums Earned ($millions)	54.91	50.08	33.23	10%	65%
Underwriting & Operating Expense ($millions)	28.45	28.30	25.99	1%	9%
Loss Expense ($millions)	1.57	2.37	0.64	(34)%	145%
Loss Ratio	2.9%	4.7%	1.9%
Cash & Investments ($millions)	826	735	671	12%	23%
Book Equity ($millions)	602	509	484	18%	24%
Book Value per Share	9.18	8.41	8.09	9%	13%

Conference Call and Webcast Details
The company will hold a conference call and live webcast at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The call also can be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 for international callers using Conference ID: 1986684, or by referencing NMI Holdings, Inc.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in the business practices of Fannie Mae and Freddie Mac (collectively, the GSEs), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement; our ability to remain an eligible mortgage insurer under the current or future versions of their private mortgage insurer eligibility requirements (PMIERs)and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and governmental mortgage insurers like the Federal Housing Administration and the Veterans Administration and potential market entry by new competitors or consolidation of existing competitors; developments in the world's financial capital and reinsurance markets and our access to such markets;

EXHIBIT 99.1

adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators; changes to the GSEs' role in the secondary mortgage market driven by Congressional or regulatory action or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the reinsurance market and to enter into, and receive approval for reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of our pricing, risk management or investment strategies; emergence of unexpected claims and coverage issues, including claims exceeding our reserves or amounts we expected to experience; potential adverse impacts arising from recent natural disasters, including, with respect to the affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; our ability to utilize our net operating loss carryforwards, which could be limited or eliminated in various ways, including if we experience an ownership change as defined in Section 382 of the Internal Revenue Code; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform as expected; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures

We believe that use of the non-GAAP measures of adjusted pre-tax income, adjusted net income, adjusted net income per share and adjusted return-on-equity facilitate the evaluation of our fundamental financial performance, thereby providing relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been established in order to increase transparency for the purposes of evaluating our fundamental operating trends and enabling more meaningful comparisons with our peers.

Adjusted pre-tax income is defined as GAAP income before tax, excluding the effects of the non-cash loss or gain related to the change in fair value of our warrant liability.

Adjusted net income is defined as GAAP net income (loss) excluding the after-tax impact of the aforementioned change in the fair value of our warrant liability and other discrete tax (benefits) expense which are infrequent and unusual non-operating items, such as the one-time non-cash charge due to a re-measurement of our net deferred tax assets in connection with the enactment of the Tax Cuts and Jobs Act (the "Tax Act") in 2017. The amounts of adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted net income per diluted share is calculated in a manner consistent with the accounting standard regarding earnings per share by dividing (i) adjusted net income by (ii) diluted weighted average common shares outstanding, which reflects share dilution from non-vested restricted stock units and from warrants when dilutive.

Adjusted return-on-equity is calculated by dividing the adjusted income on an annualized basis by the average shareholders’ equity for the period.

Although adjusted pre-tax income and adjusted net income exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items represent items that are: (1) not viewed as part of the operating performance of our primary activities; or (2) impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, along with the reasons for their treatment, are described below. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these adjustments. Other companies may calculate these measures differently. Therefore, their measures may not be comparable to those used by us.

EXHIBIT 99.1

(1) Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statements of operations in the period in which the change occurred. The change in the fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors which may not impact or reflect our current period operating results. Trends in our operating performance can be more clearly identified without the fluctuations of the change in fair value of our warrant liability.

(2)
Infrequent or unusual non-operating items. Our income tax expense for 2017 reflects a one-time non-cash charge due to a re-measurement of our net deferred tax assets in connection with the enactment of the Tax Act in the fourth quarter of 2017.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended March 31,
	2018	2017
Revenues	(In Thousands, except for per share data)
Net premiums earned	$54,914	$33,225
Net investment income	4,574	3,807
Net realized investment (losses)	—	(58)
Other revenues	64	80
Total revenues	59,552	37,054
Expenses
Insurance claims and claim expenses	1,569	635
Underwriting and operating expenses	28,453	25,989
Total expenses	30,022	26,624
Other expense
Gain (Loss) from change in fair value of warrant liability	420	(196)
Interest expense	(3,419)	(3,494)
Total other expense	(2,999)	(3,690)

Income before income taxes	26,531	6,740
Income tax expense	4,176	1,248
Net income	$22,355	$5,492

Earnings per share
Basic	$0.36	$0.09
Diluted	$0.34	$0.09

Weighted average common shares outstanding
Basic	62,099	59,184
Diluted	65,697	62,339

Loss Ratio(1)	2.9%	1.9%
Expense Ratio(2)	51.8%	78.2%
Combined ratio	54.7%	80.1%

Net income	$22,355	$5,492
Other comprehensive income (loss), net of tax:
Net unrealized (losses) gains in accumulated other comprehensive income, net of tax benefit of $423 and tax expense $664 for the quarters ended March 31, 2018 and 2017, respectively	(10,956)	1,175
Reclassification adjustment for realized losses included in net income, net of tax expenses of $0 for the quarters ended March 31, 2018 and 2017, respectively	—	58
Other comprehensive income (loss), net of tax	(10,956)	1,233
Comprehensive income	$11,399	$6,725
(1) Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.
(2) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets	March 31, 2018	December 31, 2017
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $733,153 and $713,859 as of March 31, 2018 and December 31, 2017, respectively)	$723,790	$715,875
Cash and cash equivalents	101,890	19,196
Premiums receivable	28,164	25,179
Accrued investment income	4,765	4,212
Prepaid expenses	3,602	2,151
Deferred policy acquisition costs, net	40,026	37,925
Software and equipment, net	22,857	22,802
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	38,557	40,250
Deferred tax asset, net	16,343	19,929
Other assets	3,963	3,695
Total assets	$987,591	$894,848

Liabilities
Term loan	$143,868	$143,882
Unearned premiums	165,590	163,166
Accounts payable and accrued expenses	21,218	23,364
Reserve for insurance claims and claim expenses	10,391	8,761
Reinsurance funds withheld	33,179	34,102
Deferred ceding commission	4,838	5,024
Warrant liability, at fair value	6,563	7,472
Total liabilities	385,647	385,771
Commitments and contingencies

Shareholders' equity
Common stock - class A shares, $0.01 par value; 65,569,342 and 60,517,512 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively (250,000,000 shares authorized)	656	605
Additional paid-in capital	666,905	585,488
Accumulated other comprehensive loss, net of tax	(13,533)	(2,859)
Accumulated deficit	(52,084)	(74,157)
Total shareholders' equity	601,944	509,077
Total liabilities and shareholders' equity	$987,591	$894,848

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended	Quarter ended	Quarter ended
	3/31/2018	12/31/2017	3/31/2017
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$54,914	$50,079	$33,225
Net investment income	4,574	4,388	3,807
Net realized investment gains (losses)	—	9	(58)
Other revenues	64	62	80
Total revenues	59,552	54,538	37,054
Expenses
Insurance claims and claims expenses	1,569	2,374	635
Underwriting and operating expenses	28,453	28,297	25,989
Total expenses	30,022	30,671	26,624
Other Expense
Gain (loss) from change in fair value of warrant liability	420	(3,426)	(196)
Interest expense	(3,419)	(3,382)	(3,494)
Total other expense	(2,999)	(6,808)	(3,690)

Income before income taxes	26,531	17,059	6,740
Income tax expense	4,176	18,825	1,248
Net income	$22,355	$(1,766)	$5,492

Adjustments:
(Gain) loss from change in fair value of warrant liability	(420)	3,426	196
Adjusted Income before income taxes	26,111	20,485	6,936

After-tax warrant adjustment	(332)	2,227	127
Deferred tax asset adjustments	—	13,554	—
Adjusted Net income	$22,023	$14,015	$5,619

Weighted average diluted shares outstanding - Reported	65,697	60,219	62,339
Dilutive effect of non-vested shares and warrants	—	3,449	—
Weighted average diluted shares outstanding - Adjusted	65,697	63,668	62,339

Diluted EPS - Reported	$0.34	$(0.03)	$0.09
Diluted EPS - Adjusted	$0.34	$0.22	$0.09

Return on Equity - Reported	16.1%	(1.4)%	4.6%
Return on Equity - Adjusted	15.9%	11.0%	4.7%

EXHIBIT 99.1

Historical Quarterly Data	2018	2017				2016
	March 31	December 31	September 30	June 30	March 31	December 31 (4)
Revenues	(In Thousands, except for per share data)
Net premiums earned	$54,914	$50,079	$44,519	$37,917	$33,225	$32,825
Net investment income	4,574	4,388	4,170	3,908	3,807	3,634
Net realized investment gains (losses)	—	9	69	188	(58)	65
Other revenues	64	62	195	185	80	105
Total revenues	59,552	54,538	48,953	42,198	37,054	36,629
Expenses
Insurance claims and claim expenses	1,569	2,374	957	1,373	635	800
Underwriting and operating expenses	28,453	28,297	24,645	28,048	25,989	23,281
Total expenses	30,022	30,671	25,602	29,421	26,624	24,081

Other expense (1)	(2,999)	(6,808)	(3,854)	(3,281)	(3,690)	(5,490)

Income before income taxes	26,531	17,059	19,497	9,496	6,740	7,058
Income tax expense (benefit)	4,176	18,825	7,185	3,484	1,248	(52,664)
Net income	$22,355	$(1,766)	$12,312	$6,012	$5,492	$59,722

Earnings per share
Basic	$0.36	$(0.03)	$0.21	$0.10	$0.09	$1.01
Diluted	$0.34	$(0.03)	$0.20	$0.10	$0.09	$0.98

Weighted average common shares outstanding
Basic	62,099	60,219	59,884	59,823	59,184	59,140
Diluted	65,697	60,219	63,089	63,010	62,339	61,229

Other data
Loss Ratio (2)	2.9%	4.7%	2.1%	3.6%	1.9%	2.4%
Expense Ratio (3)	51.8%	56.5%	55.4%	74.0%	78.2%	70.9%
Combined ratio	54.7%	61.2%	57.5%	77.6%	80.1%	73.3%
(1) Other expense includes the gain from change in fair value of warrant liability and interest expense.
(2) Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.
(3) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(4) The 2016 prior period consolidated results of operations have been revised. Please refer to our Form 10-K for the year ended December 31, 2017 for further details.

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary and pool NIW and IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(In Millions)
Monthly	$5,441	$5,736	$4,833	$4,099	$2,892	$3,904
Single	1,019	1,140	1,282	938	667	1,336
Primary	$6,460	$6,876	$6,115	$5,037	$3,559	$5,240

Primary and pool IIF	As of
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(In Millions)
Monthly	$37,574	$33,268	$28,707	$24,865	$21,511	$19,205
Single	15,860	15,197	14,552	13,764	13,268	12,963
Primary	53,434	48,465	43,259	38,629	34,779	32,168

Pool	3,153	3,233	3,330	3,447	3,545	3,650
Total	$56,587	$51,698	$46,589	$42,076	$38,324	$35,818

The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction and 2018 QSR Transaction, and collectively, the QSR Transactions) for the periods indicated.

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(In Thousands)
Ceded risk-in-force	$3,304,335	$2,983,353	$2,682,982	$2,403,027	$2,167,745	$2,008,385
Ceded premiums written	(14,525)	(15,233)	(14,389)	(12,034)	(10,292)	(11,576)
Ceded premiums earned	(16,218)	(14,898)	(13,393)	(11,463)	(9,865)	(9,746)
Ceded claims and claims expenses	543	800	277	342	268	206
Ceding commission written	2,905	3,047	2,878	2,407	2,058	2,316
Ceding commission earned	3,151	2,885	2,581	2,275	2,065	1,752
Profit commission	9,201	8,139	7,758	6,536	5,651	5,642

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

EXHIBIT 99.1

Primary portfolio trends	As of and for the three months ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	($ Values In Millions)
New insurance written	$6,460	$6,876	$6,115	$5,037	$3,559	$5,240
New risk written	1,580	1,665	1,496	1,242	868	1,244
Insurance in force (IIF) (1)	53,434	48,465	43,259	38,629	34,779	32,168
Risk in force (1)	13,085	11,843	10,572	9,417	8,444	7,790
Policies in force (count) (1)	223,263	202,351	180,089	161,195	145,632	134,662
Average loan size (1)	$0.239	$0.240	$0.240	$0.240	$0.239	$0.239
Average coverage (2)	24.5%	24.4%	24.4%	24.4%	24.3%	24.2%
Loans in default (count)	1,000	928	350	249	207	179
Percentage of loans in default	0.5%	0.5%	0.2%	0.2%	0.1%	0.1%
Risk in force on defaulted loans	$57	$53	$19	$14	$12	$10
Average premium yield (3)	0.43%	0.44%	0.43%	0.41%	0.40%	0.43%
Earnings from cancellations	$2.8	$4.2	$4.3	$3.8	$2.5	$5.1
Annual persistency (4)	85.7%	86.1%	85.1%	83.1%	81.3%	80.7%
Quarterly run-off (5)	3.1%	3.9%	3.8%	3.4%	2.9%	4.6%

(1)	Reported as of the end of the period.

(2)	Calculated as end of period risk in force (RIF) divided by IIF.

(3)	Calculated as net primary and pool premiums earned, net of reinsurance, divided by average gross IIF for the period, annualized.

(4)	Defined as the percentage of IIF that remains on our books after any 12-month period.

(5)	Defined as the percentage of IIF that are no longer on our books after any 3-month period
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
	($ In Millions)
>= 760	$2,619	$2,847	$1,683
740-759	1,073	1,055	551
720-739	914	943	456
700-719	811	877	396
680-699	567	611	264
<=679	476	543	209
Total	$6,460	$6,876	$3,559
Weighted average FICO	743	743	749

Primary NIW by LTV	For the three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(In Millions)
95.01% and above	$997	$988	$274
90.01% to 95.00%	2,765	2,889	1,612
85.01% to 90.00%	1,755	1,870	1,101
85.00% and below	943	1,129	572
Total	$6,460	$6,876	$3,559
Weighted average LTV	92.5%	92.3%	92.0%

EXHIBIT 99.1

Primary NIW by purchase/refinance mix	For the three months ended
	March 31, 2018		December 31, 2017	March 31, 2017
	(In Millions)
Purchase	$5,425	1,035,073	$5,738	$2,984
Refinance	1,035		1,137	575
Total	$6,460		$6,875	$3,559
The table below presents a summary of our primary IIF and RIF by book year as of the dates indicated.

Primary IIF and RIF	As of March 31, 2018
	IIF	RIF
	(In Millions)
March 31, 2018	$6,427	$1,573
2017	20,272	4,948
2016	17,497	4,262
2015	7,913	1,971
2014	1,292	323
2013	33	8
Total	$53,434	$13,085
The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	March 31, 2018	December 31, 2017	March 31, 2017
	(In Millions)
>= 760	$25,371	$23,438	$17,408
740-759	8,635	7,781	5,658
720-739	6,981	6,259	4,460
700-719	5,814	5,179	3,533
680-699	3,852	3,408	2,336
<=679	2,781	2,400	1,384
Total	$53,434	$48,465	$34,779

Primary RIF by FICO	As of
	March 31, 2018	December 31, 2017	March 31, 2017
	(In Millions)
>= 760	$6,246	$5,764	$4,253
740-759	2,125	1,909	1,383
720-739	1,710	1,527	1,081
700-719	1,416	1,256	851
680-699	932	821	556
<=679	656	566	320
Total	$13,085	$11,843	$8,444

EXHIBIT 99.1

Primary IIF by LTV	As of
	March 31, 2018	December 31, 2017	March 31, 2017
	(In Millions)
95.01% and above	$4,872	$3,946	$1,931
90.01% to 95.00%	23,937	21,763	15,601
85.01% to 90.00%	16,034	14,766	11,058
85.00% and below	8,591	7,990	6,189
Total	$53,434	$48,465	$34,779

Primary RIF by LTV	As of
	March 31, 2018	December 31, 2017	March 31, 2017
	(In Millions)
95.01% and above	$1,294	$1,054	$533
90.01% to 95.00%	6,978	6,354	4,585
85.01% to 90.00%	3,831	3,523	2,626
85.00% and below	982	912	700
Total	$13,085	$11,843	$8,444

Primary RIF by Loan Type	As of
	March 31, 2018	December 31, 2017	March 31, 2017

Fixed	98%	98%	99%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	1
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(In Millions)
IIF, beginning of period	$48,465	$43,259	$32,168
NIW	6,460	6,876	3,559
Cancellations and other reductions	(1,491)	(1,670)	(948)
IIF, end of period	$53,434	$48,465	$34,779

EXHIBIT 99.1

Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	March 31, 2018	December 31, 2017	March 31, 2017
California	13.5%	13.5%	13.8%
Texas	8.0	7.8	7.2
Virginia	5.1	5.3	6.3
Arizona	4.8	4.6	4.1
Florida	4.7	4.5	4.4
Michigan	3.7	3.7	3.7
Pennsylvania	3.6	3.6	3.6
Colorado	3.5	3.6	3.9
Maryland	3.4	3.5	3.7
Utah	3.4	3.5	3.6
Total	53.7%	53.6%	54.3%
The following table shows portfolio data by book year, as of December 31, 2017.

	As of March 31, 2018
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative default rate (2)
	($ Values in Millions)
2013	$162	$33	20%	655	177	1	1	0.3%	0.3%
2014	3,451	1,292	37%	14,786	6,627	79	17	3.8%	0.6%
2015	12,422	7,913	64%	52,548	36,383	338	27	3.1%	0.7%
2016	21,187	17,497	83%	83,626	72,004	374	11	2.4%	0.5%
2017	21,583	20,272	94%	85,900	82,145	207	—	2.3%	0.2%
2018	6,460	6,427	99%	26,026	25,927	1	—	0.5%	—%
Total	$65,265	$53,434		263,541	223,263	1,000	56

(1)	The ratio of claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.

(2)	The sum of claims paid ever to date and notices of default as of the end of the period divided by policies ever in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claims expenses:

	For the three months ended
	March 31, 2018	March 31, 2017

	(In Thousands)
Beginning balance	$8,761	$3,001
Less reinsurance recoverables (1)	(1,902)	(297)
Beginning balance, net of reinsurance recoverables	6,859	2,704

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	1,940	955
Prior years (3)	(371)	(320)
Total claims and claims expenses incurred	1,569	635

Less claims paid:
Claims and claim expenses paid:
Current year (2)	—	—
Prior years (3)	371	142
Total claims and claim expenses paid	371	142

Reserve at end of period, net of reinsurance recoverables	8,057	3,197
Add reinsurance recoverables (1)	2,334	564
Ending balance	$10,391	$3,761
(1) Related to ceded losses recoverable under the QSR Transactions, included in "Other Assets" on the Condensed Consolidated Balance Sheets.
(2) Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, that default would be included in the current year.
(3) Related to insured loans with defaults occurring in prior years, which have been continuously in default since that time.
The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended
	March 31, 2018	March 31, 2017
Beginning default inventory	928	179
Plus: new defaults	413	124
Less: cures	(324)	(92)
Less: claims paid	(17)	(4)
Ending default inventory	1,000	207

EXHIBIT 99.1

The following table provides details of our claims paid, before giving effect to claims ceded under the 2016 QSR Transaction, for the periods indicated. No claims were ceded under the 2018 QSR Transaction during the periods indicated.

	For the three months ended
	March 31, 2018	March 31, 2017
	(In Thousands)
Number of claims paid (1)	17	4
Total amount paid for claims	$482	$142
Average amount paid per claim (2)	$34	$35
Severity(3)	74%	88%
(1) Count includes claims settled without payment.
(2) Calculation is net of claims settled without payment.
(3) Severity represents the total amount of claims paid divided by the related RIF on the loan at the time the claim is perfected.
The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of March 31, 2018	As of March 31, 2017
	(In Thousands)
Case (1)	$9	$16
IBNR	1	2
Total	$10	$18

(1) Defined as the gross reserve per insured loan in default.
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	March 31, 2018	December 31, 2017	March 31, 2017
	(In Thousands)
Available assets	$555,336	$527,897	$466,982
Risk-based required assets	522,260	446,226	398,859